UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 26, 2021, the board of directors of Aspira Women’s Health Inc. (the “Company”) approved an amendment and restatement of the Company’s Sixth Amended and Restated Bylaws (the “Former Bylaws” and, as amended and restated, the “Amended and Restated Bylaws”) effective as of February 26, 2021.  The Amended and Restated Bylaws modify Article VI of the Former Bylaws and (i) provide for customary expense advancement rights for directors and officers, (ii) clarify that the Company has the power to provide such rights to agents and employees, (iii) set forth a process for enforcing directors’ and officers’ rights to indemnification and expense advancement and (iv) clarify that the rights conferred on the Company’s directors and officers by Article VI are non-exclusive and may not be eliminated or impaired by amendments or repeals after the occurrence of any act or omission that is the subject of any proceeding for which indemnification or advancement of expenses is sought.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Seventh Amended and Restated Bylaws of Aspira Women’s Health Inc., effective February 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

March 3, 2021	By:	/s/ Robert Beechey
Robert Beechey
Chief Financial Officer